Exhibit 9
Execution Version
ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment Agreement”) is made as of this 20th day of March, 2009, between NewStar Financial, Inc. (the “Assignor”), Lester E. Taylor Jr. and Diane M. Taylor, Trustees of the Taylor Family Trust dated March 3, 1994 and as amended in its entirety November 18, 1999 (the “Assignee”) and Setal 2, LLC (“S2”).
BACKGROUND
A. USDC Portsmouth, Inc., a California corporation (the “Borrower”) is the maker of a certain Time Note dated March 24, 2008, made to the order of the Assignor in the original face amount of $975,000, as amended by that certain Amendment to Time Note dated as of October 8, 2008, and as further amended by that certain Second Amendment to Time Note dated as of December 24, 2008 (as amended, the “Time Note”). The Borrower secured the Time Note by executing and delivering to the Assignor a certain Security Agreement dated as of March 24, 2008 (the “Security Agreement”). The Time Note was executed and delivered pursuant to a Secured Party Sale Agreement dated as of March 21, 2008 (the “SPSA”, among the Assignor, the Borrower, and the Guarantor (as hereinafter defined).
B. US Dry Cleaning Corporation, a Delaware corporation (“Guarantor”) guarantied repayment of the Time Note by execution of a Guaranty dated as of March 24, 2008 (the “Guaranty”), in favor the Assignor. The Guarantor secured the Guaranty by executing and delivering to the Assignor a certain Stock Pledge Agreement dated as of March 24, 2008 (the “Pledge Agreement”).
C. The Assignor, the Borrower and S2 entered into a Intercreditor Agreement with respect to the Time Note and Security Agreement (the “Intercreditor Agreement”).
D. The Borrower, through its attorney, has executed and delivered certain Consents to Judgment, substantially in the form attached to that certain Amendment to Time Note dated as of October 8, 2008 (the “Consents to Judgment”).
E. The Assignee is an affiliate of S2, and wishes to (i) purchase the loan evidenced by Time Note, the Security Agreement, the Guaranty and the Pledge Agreement from Assignor, and (ii) release the Assignor from its obligations and liabilities under the Intercreditor Agreement.
F. The Assignee has requested that the Assignor transfer all of its respective rights and obligations under the Time Note, the Guaranty, the Pledge Agreement, the Security Agreement, the Consents to Judgment, the SPSA and the Intercreditor Agreement (collectively, the “Assignment Documents”).
G. Assignor has agreed to assign all of its respective rights and obligations under the Assignment Documents to the Assignee pursuant to the terms and conditions set forth herein.

NOW THEREFORE, the parties, intending to be legally bound, agree as follows:
1. Assignment and Assumption of Assignment Documents.
(a) In exchange for the Payment Consideration, Assignor hereby irrevocably sells and assigns to the Assignee, and Assignee hereby irrevocably purchases and assumes from Assignor, as of the Assignment Effective Date (as such term is defined below) (i) all of Assignor’s rights and obligations in and under the Assignment Documents, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the respective Assignor against any Person (other than Assignor or Assignor’s counsel), whether known or unknown, arising under the Assignment Documents or the loan transactions governed thereby (the rights and obligations sold and assigned by Assignor to Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”; provided, however, that the Assigned Interest shall not include any amounts collected by Assignor on or before the Assignment Effective Date. Such sale and assignment is without recourse to Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by Assignor.
(b) Except as expressly set forth herein, the sale, transfer and assignment of the Assignment Documents is and shall be made without recourse to Assignor and without representation or warranty, express or implied of any type, kind or character. Assignee acknowledges that it was urged, invited, directed, and given an opportunity to make an independent investigation and examination of the Assignment Documents, and to become fully familiar with the payment status of the loan evidenced by the Assignment Documents. Assignee acknowledges and understands that Defaults and Events of Default have occurred and are continuing under the Assignment Documents. Further, Assignee acknowledges and agrees that all information and records provided to Assignee, if any, have been provided for informational purposes only, as an accommodation to Assignee, and any inaccuracy, incompleteness, or deficiency in any part of such information and records shall be solely the risk of Assignee. Assignee also acknowledges that, notwithstanding anything herein to the contrary contained, the Consents to Judgment are being transferred on a “as is, where is” basis without any warranty or representation of any kind or nature whatsoever, including, without limitation, as to enforceability or transferability.
2. Acceptance of Assignment Documents. Assignee hereby (i) accepts the assignment of the Assignment Documents and Assigned Interest from the Assignor, and (ii) assumes the Assignor’s obligations under the Assignment Documents. S2 hereby accepts and recognizes Assignee as Assignor’s assignee under the Intercreditor Agreement, and hereby releases Assignor from any further obligations thereunder.
3. Payment. Assignee shall pay to Assignor the sum of $350,000.00 (the “Payment Consideration”), to be distributed to Assignee pursuant to the amounts set forth in assignment details set forth on Schedule A. The Payment Consideration shall be paid in immediately available funds by wire transfer to Assignor.

4. Representations and Warranties of Assignee. Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Assignment Documents, (ii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (iii) it has received a copy of the Assignment Documents, and has received or has been accorded the opportunity to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase such Assigned Interest, and (iv) it has, independently and without reliance upon the Assignor and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment Agreement and to purchase such Assigned Interest.
5. Representations and Warranties of Assignor. Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the relevant Assigned Interest, (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim created, assumed incurred or suffered to exist by though or for such Assignor (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby, and (iv) As of the date hereof, the unpaid principal balance of the Loan is $940,000, the amount of accrued and unpaid interest as of March 11, 2009 was $24,100.56, and the per diem since that date has been $339.44 (based on the interest rate in effect on that date); and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Assignment Documents, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Assignment Documents or any collateral thereunder, (iii) the financial condition of any Loan Party, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Assignment Document or (iv) the performance or observance by the Borrower or Guarantor (each, a “Loan Party”), any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Assignment Document or any other instrument or document furnished pursuant hereto or thereto.
6. Conditions Precedent. The effectiveness of this Agreement is conditioned upon the fulfillment by the relevant parties of all of the following conditions precedent:
(a) Delivery of Documents. Delivery by of the following documents, in form and substance satisfactory to the Assignors, duly executed by the appropriate parties:
(i) this Agreement duly executed by the Assignor, Assignee and S2;
(ii) Assignor’s posting, by Federal Express, of each of the original Time Note, Pledge Agreement, Security Agreement and Guaranty , endorsed (only in the case of the Time Note) by Assignor, where appropriate, without any recourse, representation or warranty except as expressly provided in this Agreement, pursuant to conveyancing documents in a mutually agreed upon form.
(b) Receipt of Payment Consideration. The Administrative Agent shall have received on behalf of the Lenders, in immediately available funds, the Payment Consideration.

(c) Assignment Effective Date. “Assignment Effective Date” shall mean the date when each condition precedent set forth in this Section 6 has been satisfied, which shall be a date not later than April 1, 2009.
7. Assignee’s Release of Claims. Each of Assignee and S2, on behalf of itself, and any person or entity claiming by or through any or all of them (collectively, the “Assignee Releasors”), hereby unconditionally remises, releases and forever discharges each of the Assignor, its respective past and present officers, directors, employees, shareholders, agents, parent corporations, subsidiaries, affiliates, trustees, administrators, attorneys, predecessors, successors and assigns and the heirs, executors, administrators, successors and assigns of any such person or entity, as releasees (collectively, the “Assignor Releasees”), of and from any and all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, promises, warranties, guaranties, representations, liens, mechanics’ liens, judgments, claims, counterclaims, crossclaims, defenses and/or demands whatsoever, including claims for contribution and/or indemnity, whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, at law or in equity, or resulting from any assignment, if any (collectively, the “Assignee Claims”), which any of the Assignee Releasors ever had, now have, or may have against any of the Assignor Releasees, arising from the beginning of time to the date hereof, which arise out of, result from or are in any way related to the lending relationship between the Assignor Releasors and the Loan Parties and Assignees under the Assignment Documents. Each of Assignee and S2 warrants and represents, as to itself, that (i) it has not assigned, pledged, hypothecated and/or otherwise divested itself and/or encumbered all or any part of the Assignee Claims being released hereby and that it hereby agrees to indemnify and hold harmless any and all of Assignor Releasees against whom any Assignee Claim so assigned, pledged, hypothecated, divested and/or encumbered is asserted and (ii) it does not know of any Assignee Claims against the Assignor Releasees. Each of Assignee and S2 further hereby covenants and agrees that it shall, and shall cause any Loan Party to, take all reasonable steps to prevent, halt or discontinue and shall not institute or cause to be instituted or continue prosecution any suit or other form of action or proceeding or enforcement of any kind or nature whatsoever against any of the Assignor Releasees. Each of Assignee and S2 further hereby covenants and agrees that it shall, and shall cause any Loan Party to, take all reasonable steps to prevent, halt or discontinue and shall not institute or cause to be instituted or continue prosecution or any suit or other form of action or proceeding or enforcement of any kind or nature whatsoever against any of the Assignor Releasees. Notwithstanding the foregoing, there shall specifically be no release of any Assignee Claims arising on account of any illegal acts, fraud or claims arising under or pursuant to this Agreement. To the fullest extent permitted by law, Assignee Releasors and each of them, for themselves and on behalf all those claiming by, under, or through them, or any of them, and their respective heirs, executors, administrators, successors, and assigns, hereby waive the benefit and protection of any applicable statute, rule, regulation, decision or other law relating to waivers, releases or any similar matter or thing, including, but not limited to, California Civil Code Section 1542. Assignee Releasors, and each of them, understand that the facts or circumstances in respect of which the releases made herein are being given may hereafter turn out to be other than or different from the facts or circumstances in respect thereof now known or believed by them, or any of them, to be true. Assignee Releasors, and each of them, hereby fully accept and assume the risk of such facts or circumstances turning out to be different and agree that this Release shall be and remains in all respects valid, binding, enforceable, in full force and effect and not subject in any manner to termination or rescission by virtue of any such difference in facts or circumstances. Section 1542 of the California Civil Code provides: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

8. Assignors’ Release of Claims. Assignor, on behalf of itself, and any person or entity claiming by or through any or all of it (collectively, the “Assignor Releasors”), hereby unconditionally remises, releases and forever discharges each of Assignee and S2, their respective past and present officers, directors, employees, shareholders, agents, parent corporations, subsidiaries, affiliates, trustees, administrators, attorneys, predecessors, successors and assigns and the heirs, executors, administrators, successors and assigns of any such person or entity, as releasees (collectively, the “Assignee Releasees”), of and from any and all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, promises, warranties, guaranties, representations, liens, mechanics’ liens, judgments, claims, counterclaims, crossclaims, defenses and/or demands whatsoever, including claims for contribution and/or indemnity, whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, at law or in equity, or resulting from any assignment, if any (collectively, the “Assignor Claims”), which any of the Assignor Releasors ever had, now have, or may have against any of the Assignee Releasees, arising from the beginning of time to the date hereof, which arise out of, result from or are in any way related to the lending relationship between the Assignor Releasors and the Loan Parties and Assignees under the Assignment Documents. Assignor warrants and represents, as to itself; that (i) it has not assigned, pledged, hypothecated and/or otherwise divested itself and/or encumbered all or any part of the Claims being released hereby and that it hereby agrees to indemnify and hold harmless any and all of Assignee Releasees against whom any Claim so assigned, pledged, hypothecated, divested and/or encumbered is asserted and (ii) it does not know of any Claims against the Assignee Releasees. Notwithstanding the foregoing, there shall specifically be no release of any Assignor Claims arising on account of any illegal acts, fraud or claims arising under or pursuant to this Agreement. To the fullest extent permitted by law, Assignor Releasors and each of them, for themselves and on behalf all those claiming by, under, or through them, or any of them, and their respective heirs, executors, administrators, successors, and assigns, hereby waive the benefit and protection of any applicable statute, rule, regulation, decision or other law relating to waivers, releases or any similar matter or thing, including, but not limited to, California Civil Code Section 1542. Assignor Releasors, and each of them, understand that the facts or circumstances in respect of which the releases made herein are being given may hereafter turn out to be other than or different from the facts or circumstances in respect thereof now known or believed by them, or any of them, to be true. Assignor Releasors, and each of them, hereby fully accept and assume the risk of such facts or circumstances turning out to be different and agree that this Release shall be and remains in all respects valid, binding, enforceable, in full force and effect and not subject in any manner to termination or rescission by virtue of any such difference in facts or circumstances. Section 1542 of the California Civil Code provides: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

9. Further Assurances. Each of the parties hereto covenant and agree to sign, execute and deliver, or cause to be signed, executed or delivered, and to do or make, or cause to be done or made, upon request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required for the purpose of or in connection with acquiring or more effectively vesting in Assignee or evidencing the vesting in Assignee, the right, title and interest of Assignor under the Assignment Documents. Upon satisfaction of all conditions precedent in Section 6 hereof, Assignee is hereby authorized to file a UCC-3 Assignment, substantially in the form of Exhibit A.
10. Governing Law. This Assignment Agreement shall be governed by, and shall be construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to choice and conflict of law principles.
11. Successors and Assigns. This Assignment Agreement and the terms and provisions hereof shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Assignor and Assignee.
12. Fees and Costs. Each party shall bear all of their own costs and fees associated with this transaction.
13. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. This Agreement shall be deemed to have been executed and delivered when the Administrative Agent has received counterparts hereof executed by all parties listed on the signature pages below. Counterpart signature pages received by telecopy or electronic copy shall be deemed original signature pages.
[Signatures on Next Page; Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Assignment Agreement to be executed on the date first stated above.

ASSIGNOR: NEWSTAR FINANCIAL, INC.
By:	/s/ Robert E. Hornstein
	Name:	Robert E. Hornstein
	Title:	Managing Director

Assignment Agreement Signature Page 1

ASSIGNEE: TAYLOR FAMILY TRUST dated March 3, 1994
By:	/s/ Lester E. Taylor Jr.
	Name:	Lester E. Taylor Jr.
	Title:	Trustee

By:	/s/ Diane M. Taylor
	Name:	Diane M. Taylor
	Title:	Trustee

FIRST LIEN LENDER: SETAL 2, LLC
By:	/s/ Lester E. Taylor Jr.
	Name:	Lester E. Taylor Jr.
	Title:	Its Manager

Assignment Agreement Signature Page 2

Schedule A
Assignment Details

Bank Name:	Wachovia Bank, N.A.

Address:	Charlotte, NC

ABA#:	031 – 201 – 467

Met Name:	NewStar Agency Account

Acct #:	20000-3530-6285

Ref:	UDRY TIME NOTE

EXHIBIT A
[FORM OF UCC-3]

EXHIBIT A
UCC FINANCING STATEMENT AMENDMENT FOLLOW INSTRUCTIONS (front and back) CAREFULLY A A . NAME & PHONE OF CONTACT AT FILER [optional] B. SEND ACKNOWLEDGMENT TO: (Name and Address) THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY 1a. INITIAL FINANCING STATEMENT FILE # 1b. This FINANCING STATEMENT AMENDMENT is File No.: 08-7152410240 Filed: 03/27/2008 to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. 2. TERMINATION: Effectiveness of the Financing Statement Identified above is terminated with respect to security Interest(s) of the Secured Party authorizing this Termination Statement 3. CONTINUATION: Effectiveness of the Financing Statement identified above with respect to security Interest(s) of the Secured Party authorizing this Continuation Statement Is continued for the additional period provided by applicable law. 4. ASSIGNMENT (full or partial): Give name of assignee in Item 7a or 7b and address of assignee in item 7c; and also give name of assignor in Item 9. 5. AMENDMENT (PARTY INFORMATION): This Amendment affects Debtor or Secured Party of iacord. Check only one of these two boxes. Also check one or the following three boxes and provide appropriate information in items 8 and/or7. cHANGE name and/or address: Please refer to the detailed (instructions_____DELETE name: Give record name_____ADD name: Complete item 7a or 7b, and also item 7c; in regards to changing the name/address of a party. to be deleted in item 6a or 6b also complete items 7e-7g (if applicable). 6. CURRENT RECORD INFORMATION: 6a. ORGANIZATION’S NAME OR 6b. INDIVIDUAL’S LAST NAME FIRSTNAME MIDDLE NAME SUFFIX 7. CHANGED (NEW) OR ADDED INFORMATION: 7a. ORGANIZATION’S NAME or Lester E. Taylor Jr. and Diane M. Taylor, Trustees of the Taylor Family Trust dated March 3,1994, as amended 7b. INDIVIDUAL’S LAST NAMEFIRST NAME_____MIDDLE NAME_____SUFFIX 7c. MAILING ADDRESSCITY_____STATE_____POSTAL CODE COUNTRY P.O. Box 1687 Bellflower_____CA 90707 US 7d. SEE INSTRUCTIONS_____ADD’L INFO RE 7e. TYPE OF ORGANIZATION 7f. JURISDICTION OF ORGANIZATION 7g. ORGANIZATIONAL ID # if any ORGANIZATION DEBTOR_____NONE 8. AMENDMENT (COLLATERAL CHANGE): check only one box. Describe collateral deleted or added, or give entire restated collateral description, or describe collateral assigned. 9. NAME of SECURED PARTY of RECORD AUTHORIZING THIS AMENDMENT (name of assignor, If this is an Assignment. If this Is an Amendment authorized by a Debtor which adds collateral or adds the authorizing Debtor, or If this is a Termination authorized by a Debtor, check here and enter name of DEBTOR authorizing this Amendment. 9a. ORGANIZATION’S NAME NewStar Financial, Inc. OR 9b. INDIVIDUAL’S LAST NAME_____FIRST NAME_____MIDDLE NAME SUFFIX 10. OPTIONAL FILER REFERENCE DATA Filed with CA Sec, of State (Ref. no. 240042-8) Debtor: USDC Portsmouth, Inc. FILING OFFICE COPY — UCC FINANCING STATEMENT AMENDMENT (FORM UCC3) (REV. 05/22/02) CAUCC3PNAT- 10/01/02 CT System Online